SUB-ITEM 77C:

PROPOSAL 1: ELECTION OF TRUSTEES

SHAREHOLDER VOTING RESULTS: On June 26, 2006, at a special meeting of the Trust (the "Meeting"), the Shareholders of the Funds were asked to elect seven existing Trustees and elect three new Trustees. A majority of the total number of outstanding shares of the Trust entitled to vote was not represented at the Meeting. The Trust's quorum requirement was therefore not met and the Meeting, with respect to Proposal 1, was adjourned until July 20, 2006.

The Meeting was reconvened on Thursday, July 20, 2006 and the
Shareholders of the Trust elected seven existing Trustees and three new Trustees. The results of the voting on Proposal 1 were as follows:



			Number of 		% of Outstanding	% of Shares
			Shares		Shares		Voted

John G. Breen
Affirmative		2,924,890,600.824		52.973%	99.242%
Withhold		22,326,722.082		.405%		.758%
TOTAL			2,947,217,322.906		53.378%	100.000%


John F. Durkott
Affirmative		2,924,873,881.675		52.973%	99.242%
Withhold		22,343,441.231		.405%		.758%
TOTAL			2,947,217,322.906		53.378%	100.000%

Richard W. Furst
Affirmative		2,924,871,701.726		52.973%	99.242%
Withhold		22,345,621.180		.405%		.758%
TOTAL			2,947,217,322.906		53.378%	100.000%

Gerald L.
Gherlein
Affirmative		2,924,871,612.720		52.973%	99.242%
Withhold		22,345,710.186		.405%		.758%
TOTAL			2,947,217,322.906		53.378%	100.000%

Dale C. LaPorte
Affirmative		2,924,871,962.625		52.973%	99.242%
Withhold		22,345,360.281		.405%		.758%
TOTAL			2,947,217,322.906		53.378%	100.000%

Robert D. Neary
Affirmative		2,924,849,648.790		52.972%	99.241%
Withhold		22,367,674.116		.406%		.759%
TOTAL			2,947,217,322.906		53.378%	100.000%

Kathleen A.
Obert
Affirmative		2,924,863,922.067		52.973%	99.242%
Withhold		22,353,400.839		.405%		.758%
TOTAL			2,947,217,322.906		53.378%	100.000%

Timothy L.
Swanson
Affirmative		2,924,877,625.290		52.973%	99.242%
Withhold		22,339,697.616		.405%		.758%
TOTAL			2,947,217,322.906		53.378%	100.000%

Kelley J.
Brennan
Affirmative		2,924,896,310.009		52.973%	99.243%
Withhold		22,321,012.897		.405%		.757%
TOTAL			2,947,217,322.906		53.378%	100.000%

Dorothy A.
Berry
Affirmative		2,924,880,971.983		52.973%	99.242%
Withhold		22,336,350.923		.405%		.758%
TOTAL			2,947,217,322.906		53.378%	100.000%


PROPOSAL 2: APPROVAL OF MANAGER OF MANAGERS STRUCTURE

SHAREHOLDER VOTING RESULTS: At the Meeting, the Shareholders of the Funds were asked to authorize Allegiant Asset Management Company (the "Adviser"), upon approval of the Board of Trustees, to enter into or amend sub-advisory agreements without shareholder approval, subject to receipt of an Exemptive Order from the Securities and Exchange Commission.

Equity and Asset Allocation Funds

A majority of the total number of outstanding shares of each of the Allegiant Large Cap Growth Fund, Allegiant Multi-Factor Small Cap Core Fund, Allegiant Multi-Factor Small Cap Focused Value Fund, Allegiant Multi-Factor Small Cap Growth Fund, Allegiant Multi-Factor Small Cap Value Fund, Allegiant S&P 500 Index Fund and Allegiant Balanced Allocation Fund entitled to vote was also not represented at the Meeting. The quorum requirement of each of the aforementioned Funds was therefore not met and the Meeting, with respect to Proposal 2, for these Funds, was adjourned until July 20, 2006. A majority of the total number of outstanding shares of each of the Allegiant International Equity Fund, Allegiant Large Cap Core Equity Fund, Allegiant Large Cap Value Fund, Allegiant Mid Cap Value Fund, Allegiant Multi-Factor Mid Cap Growth Fund, Allegiant Small Cap Core Fund, Allegiant Small Cap Growth Fund, Allegiant Aggressive Allocation Fund and Allegiant Conservative Allocation Fund, entitled to vote was represented at the Meeting. Accordingly, the tabulations with respect to Proposal 2 for the aforementioned Funds were recorded. Proposal 2 was not approved by any of the aforementioned Funds. The results of the voting on Proposal 2 on June 26, 2006 were as follows:

			Number of 		% of Outstanding	% of Shares
			Shares		Shares		Voted


Allegiant
International
Equity Fund
Affirmative		324,706.540		1.667%		2.190%
Against		13,790,965.653	70.781%		93.011%
Abstain		3,241.313		0.016%		0.022%
Broker Non-Votes	708,344.000		3.636%		4.777%
TOTAL			14,827,257.506	76.100%		100.000%


Allegiant Large
Cap Core Equity
Fund
Affirmative		164,460.345		0.858%		0.919%
Against		17,119,915.092	89.301%		95.659%
Abstain		2,538.000		0.013%		0.014%
Broker Non-Votes	609,915.000		3.181%		3.408%
TOTAL			17,896,828.437	93.353%		100.000%


Allegiant Large
Cap Value Fund
Affirmative		603,930.804		1.763%		1.901%
Against		28,522,456.108	83.243%		89.790%
Abstain		29,967.531		0.088%		0.094%
Broker Non-Votes	2,609,529.000	7.616%		8.215%
TOTAL			31,765,883.443	92.710%		100.000%


Allegiant Mid
Cap Value Fund
Affirmative		362,148.657		4.632%		4.841%
Against		6,157,293.735	78.754%		82.310%
Abstain		32,823.058		0.420%		0.439%
Broker Non-Votes	928,321.000		11.874%		12.410%
TOTAL			7,480,586.450	95.679%		100.000%


Allegiant
Multi-Factor
Mid Cap Growth
Fund
Affirmative		502,085.523		11.197%		17.402%
Against		906,552.945		20.216%		31.420%
Abstain		12,434.281		0.277%		0.431%
Broker Non-Votes	1,464,154.000	32.651%		50.747%
TOTAL			2,885,226.749	64.341%		100.000%


Allegiant Small
Cap Core Fund
Affirmative		58,005.503		0.327%		0.335%
Against		16,925,010.735	95.328%		97.871%
Abstain		190.000		0.001%		0.001%
Broker Non-Votes	310,023.000		1.746%		1.793%
TOTAL			17,293,229.238	97.402%		100.000%


Allegiant Small
Cap Growth Fund
Affirmative		277,439.023		6.583%		11.503%
Against		865,392.613		20.534%		35.879%
Abstain		14,410.698		0.342%		0.598%
Broker Non-Votes	1,254,698.000	29.771%		52.020%
TOTAL			2,411,940.334	57.230%		100.000%


Allegiant
Aggressive
Allocation Fund
Affirmative		301,885.302		30.125%		47.225%
Against		73,006.000		7.285%		11.421%
Abstain		0.000			0.000%		0.000%
Broker Non-Votes	264,355.000		26.380%		41.354%
TOTAL			639,246.302		63.790%		100.000%


Allegiant
Conservative
Allocation Fund
Affirmative		311,670.438		33.170%		56.218%
Against		61,285.000		6.522%		11.054%
Abstain		977.000		0.104%		0.177%
Broker Non-Votes	180,465.000		19.206%		32.552%
TOTAL			554,397.438		59.002%		100.000%

Fixed Income and Tax Exempt Bond Funds

A majority of the total number of outstanding shares of each of the Allegiant Bond Fund, Allegiant Government Mortgage Fund, Allegiant Intermediate Bond Fund, Allegiant Limited Maturity Bond Fund, Allegiant Total Return Advantage Fund, Allegiant Ultra Short Bond Fund, Allegiant Intermediate Tax Exempt Bond Fund, Allegiant Michigan Intermediate Municipal Bond Fund, Allegiant Ohio Intermediate Tax Exempt Bond Fund, and Allegiant Pennsylvania Intermediate Municipal Bond Fund entitled to vote was represented at the Meeting. Accordingly, the tabulations with respect to Proposal 2 for the aforementioned Funds were recorded. Proposal 2 was not approved by any of the aforementioned Funds. The results of the voting on Proposal 2 on June 26, 2006 were as follows:


			Number of 		% of Outstanding	% of Shares
			Shares		Shares		Voted

Allegiant Bond
Fund
Affirmative		433,811.745		1.139%		1.353%
Against		30,997,120.504	81.390%		96.653%
Abstain		32,553.000		0.086%		0.101%
Broker Non-Votes	607,057.000		1.594%		1.893%
TOTAL			32,070,542.249	84.209%		100.000%


Allegiant
Government
Mortgage Fund
Affirmative		982,667.355		3.295%		3.626%
Against		24,457,833.278	81.998%		90.254%
Abstain		8,972.003		0.030%		0.033%
Broker Non-Votes	1,649,347.000	5.530%		6.086%
TOTAL			27,098,819.636	90.853%		100.000%


Allegiant
Intermediate
Bond Fund
Affirmative		625,273.103		1.543%		1.731%
Against		34,171,293.000	84.333%		94.606%
Abstain		9,389.000		0.023%		0.026%
Broker Non-Votes	1,313,739.000	3.242%		3.637%
TOTAL			36,119,694.103	89.141%		100.000%


Allegiant
Limited
Maturity Bond
Fund
Affirmative		143,959.102		0.764%		0.865%
Against		15,371,338.899	81.545%		92.332%
Abstain		10,954.000		0.058%		0.066%
Broker Non-Votes	1,121,659.000	5.950%		6.738%
TOTAL			16,647,911.001	88.318%		100.000%


Allegiant Total
Return
Advantage Fund
Affirmative		2,631,268.734	7.940%		12.847%
Against		17,225,924.000	51.977%		84.108%
Abstain		1,834.960		0.005%		0.009%
Broker Non-Votes	621,802.000		1.876%		3.036%
TOTAL			20,480,829.694	61.798%		100.000%


Allegiant Ultra
Short Bond Fund
Affirmative		8,833.000		0.084%		0.111%
Against		7,808,228.000	74.054%		98.071%
Abstain		106.000		0.002%		0.002%
Broker Non-Votes	144,622.000		1.372%		1.816%
TOTAL			7,961,789.000	75.511%		100.000%


Allegiant
Intermediate
Tax Exempt Bond
Fund
Affirmative		238,687.212		1.928%		1.976%
Against		11,427,621.048	92.307%		94.606%
Abstain		1,309.272		0.011%		0.011%
Broker Non-Votes	411,576.000		3.325%		3.407%
TOTAL			12,079,193.532	97.571%		100.000%


Allegiant
Michigan
Intermediate
Municipal Bond
Fund
Affirmative		274,460.197		3.391%		3.582%
Against		5,917,021.251	73.095%		.227%
Abstain		424.182		0.104%		0.109%
Broker Non-Votes	1,461,996.000	18.061%		19.081%
TOTAL			7,661,901.630	94.651%		100.000%


Allegiant Ohio
Intermediate
Tax Exempt Bond
Fund
Affirmative		542,264.314		3.818%		3.918%
Against		12,282,883.000	86.485%		88.749%
Abstain		21,716.239		0.153%		0.157%
Broker Non-Votes	993,154.000		6.993%		7.176%
TOTAL			13,840,017.553	97.449%		100.000%


Allegiant
Pennsylvania
Intermediate
Municipal Bond
Fund
Affirmative		157,462.933		3.450%		3.631%
Against		4,055,543.000	88.845%		93.529%
Abstain		1,396.000		0.031%		0.032%
Broker Non-Votes	121,758.000		2.667%		2.808%
TOTAL			4,336,159.933	94.993%		100.000%

Money Market Funds

A majority of the total number of outstanding shares of each of the Allegiant Government Money Market Fund, Allegiant Money Market Fund, Allegiant Ohio Municipal Money Market Fund, Allegiant Pennsylvania Tax Exempt Money Market Fund, Allegiant Tax Exempt Money Market Fund and Allegiant Treasury Money Market Fund entitled to vote was not represented at the Meeting. The quorum requirement of each of the aforementioned Funds was therefore not met and the Meeting, with respect to Proposal 2, for these Funds, was also adjourned until July 20, 2006.

The Meeting was reconvened on Thursday, July 20, 2006 and
Proposal 2 was tabled.  The Adviser intends to further review
Proposal 2.